EXHIBIT (8)(b)(1)
Amendment No. 7 to Participation Agreement (AllianceBernstein)

AMENDMENT TO
PARTICIPATION AGREEMENT
     THIS AGREEMENT, made and entered into as of October 5, 2001 (“Agreement”), by and among ML Life Insurance Company of New York, a New York life insurance company (“Insurer”); Alliance Capital Management L.P., a Delaware limited partnership (“Adviser”), the investment adviser of the Fund referred to below; and Alliance Fund Distributors, Inc., a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),
WITNESSETH THAT:
     WHEREAS Insurer, the Distributor, and the Adviser have entered into a Participation Agreement, (the “Participation Agreement”) dated as of December 12, 1996, whereby shares of investment portfolios of Alliance Variable Products Series Fund, Inc. (the “Fund”) are made available to serve as the underlying investment medium for variable annuity contracts of Insurer (the “Contracts”); and
     WHEREAS, as of May 1, 1997 Schedule A of the Participation Agreement was amended to provide for the contribution to the Fund of amounts attributable to variable life insurance policies (the “Policies”) of Insurer; and
     WHEREAS, as of June 5, 1998 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Contracts; and
     WHEREAS, as of July 22, 1999 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Policies; and

     WHEREAS, as of April 1, 2000 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Policies; and
     WHEREAS, as of February 16, 2001 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Policies; and
     WHEREAS, as of May 1, 2001 Schedule A of the Participation Agreement was amended to make shares of an additional investment portfolio of the Fund available to serve as the underlying investment medium for the Policies; and
     WHEREAS, the Parties now desire to amend Schedule A of the Participation Agreement to make shares of the investment portfolios of the Fund available to serve as the underlying investment medium for additional contracts of Insurer.
     NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereby amend Schedule A of the Participation Agreement as reflected in the attached schedule to this Agreement.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

ML LIFE INSURANCE COMPANY OF NEW YORK
By:	/s/ Barry G. Skolnick
	Name:	Barry G. Skolnick
	Title:	Senior Vice President and General Counsel

ALLIANCE CAPITAL MANAGEMENT L.P.
By:	Alliance Capital Management Corporation, its General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

ALLIANCE FUND DISTRIBUTORS, INC.
By:	/s/ [ILLEGIBLE]
Name:
Title:

As of October, 2001
SCHEDULE A
ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate
Account and Date	Contracts/Policies Funded	Portfolios
Established by Board of Directors	By Separate Account	Applicable to Policies
ML of New York Variable Annuity Separate Account A (8/14/91)	Merrill Lynch Retirement Plus	Premier Growth Portfolio Quasar Portfolio
	Merrill Lynch Retirement Power Merrill Lynch Retirement Optimizer	Premier Growth Portfolio Growth & Income Portfolio

ML of New York Variable Life Separate Account II (12/4/91)	Merrill Lynch Investor Life Merrill Lynch Investor Life Plus Merrill Lynch Estate Investor I Merrill Lynch Estate Investor II	Premier Growth Portfolio Quasar Portfolio

	Merrill Lynch Legacy Power	Premier Growth Portfolio Growth & Income Portfolio

ML of New York Variable Life Separate Account (11/19/90)	Prime Plan I, II, III, IV, V, VI, 7 Prime Plan Investor Directed Life, Directed Life 2	Premier Growth Portfolio Quasar Portfolio